Exhibit 10.1

FIRST AMENDMENT TO PBF LOGISTICS LP

2014 LONG-TERM INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of PBF Logistics GP LLC (the “General Partner”), a Delaware limited liability company and the general partner of PBF Logistics LP, a Delaware limited partnership (the “Partnership”), previously approved and adopted the PBF Logistics LP 2014 Long-Term Incentive Plan (the “Plan”) pursuant to which, among other things, the Participants are eligible to receive incentive compensation awards based on common units representing limited partner interests in the Partnership (“Units”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given them in the Plan;

WHEREAS, the Board has determined that there are no longer sufficient Units available for issuance under the Plan to meet the needs for future grants during the coming years;

WHEREAS, the Board desires to amend the Plan to increase the number of Units available for issuance thereunder by 1,500,000 Units to 3,088,655 Units (subject to adjustment under the Plan) so that the Partnership may continue to grant equity incentive compensation awards to Participants under the Plan;

WHEREAS, pursuant to Section 7(a) of the Plan, the Board may amend the Plan, including to increase the number of Units available for Awards under the Plan; and

WHEREAS, the Board approved the increase in the number of Units and this First Amendment to the Plan (the “First Amendment”) as of April 18, 2019; and

WHEREAS, PBF Energy Company LLC, the holder of 54.1% of the outstanding common units, approved this First Amendment as of April 18, 2019.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

1.    Section 4(a) of the Plan is hereby amended to read in its entirety as follows:

“(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(d) and Section 7, the number of Units that may be delivered with respect to Awards under the Plan is 3,088,655. Units withheld from an Award or surrendered by a Participant to satisfy tax withholding obligations of any of the Partnership Entities (including the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (for the avoidance of doubt, the grant of Restricted Units is not a delivery of Units for this purpose, unless and until such Restricted Units vest and any restrictions placed on them under the Plan or applicable Award Agreement lapse), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash.”

2.    This First Amendment shall be effective as of the effective date that this First Amendment is approved by unitholders of the Partnership holding the requisite Percentage Interest (as defined in the Third Amended and Restated Agreement of Limited Partnership of PBF Logistics dated as of February 13, 2019 (the “Partnership Agreement”)) of Partnership Interests (as defined in the Partnership Agreement) of the Partnership necessary to take such action.

3.    Except as expressly provided herein, the Plan remains in full force and effect.

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IN WITNESS WHEREOF, this First Amendment to the PBF Logistics LP 2014 Long-Term Incentive Plan to be executed by a duly authorized officer of the Partnership as of this 18th day of April, 2019.

PBF LOGISTICS LP

By:	PBF Logistics GP LLC Its General Partner

	By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Secretary

[Signature Page to First Amendment to

PBF Logistics LP 2014 Long-Term Incentive Plan]